EXHIBIT 99.1

               CERTIFICATION PURSUANT TO 18 U.S.C.
               SECTION 1350, AS ADOPTED PURSUANT TO
          SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


     In connection with the quarterly report of Twinview, Inc. (the "Company") on Form 10-QSB for the period ended June 30, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we, Patrick K. Hogle, Chief Executive Officer of the Company, and John S. Girvan, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to 906 of the Sarbanes-Oxley Act of 2002, that, to the best of our knowledge and belief:

     (1) The report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly represents, in all material respects, the financial condition and result of operations of the Company.




                        _/s/ Patrick K. Hogle
                        ------------------------
                        Patrick K. Hogle
                        Chief Executive officer
                        Date:  August 14, 2002



                        _/s/ John S. Girvan________________________
                        John S. Girvan
Chief Financial Officer
                        Date:  August 14, 2002